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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2003, except to Note 24 as to which the date is March 5, 2003, relating to the consolidated financial statements of WellPoint Health Networks Inc., which appears in WellPoint Health Networks Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
February 17, 2004

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  EXHIBIT 23.1